UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2013

CARPENTER TECHNOLOGY CORPORATION

(Exact Name of Issuer as Specified in Charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of Principal Executive Offices)		(Zip Code)

(610) 208-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On February 26, 2013, Carpenter Technology Corporation (the “Company”) completed its offering and sale of $300,000,000 in aggregate principal amount of its 4.450% Senior Notes due 2023 (the “Notes”). The offering and sale of the Notes was made pursuant to the Company’s shelf registration statement (Registration No. 333-175150) filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2011. The terms of the Notes are described in the Company’s prospectus dated June 27, 2011, as supplemented by a final prospectus supplement dated February 21, 2013, as filed with the Commission on February 22, 2013.

The Notes were issued pursuant to the base indenture, dated January 12, 1994 (the “Indenture”), between the Company and U.S. Bank National Association as successor trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated February 26, 2013.

The Notes will accrue interest at the rate of 4.450% per annum, with interest payable in cash semi-annually in arrears on each March 1 and September 1, commencing September 1, 2013. The Notes will mature on March 1, 2023. The Notes will be senior unsecured indebtedness of the Company, ranking equally in right of payment with all its existing and future senior unsecured indebtedness and senior to its future subordinated indebtedness.

The Company may redeem the Notes, at any time and from time to time, prior to December 1, 2022, in whole or in part, at a make-whole redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted at a rate equal to the Treasury Rate (defined in the Third Supplemental Indenture) plus 37.5 basis points, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

On and after December 1, 2022, the Company may redeem the Notes at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event (defined in the Third Supplemental Indenture), the Company must offer to repurchase the Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Company intends to use the net proceeds from the issuance of the Notes to repay in full $100 million in aggregate principal amount of its 6.625% senior unsecured notes due May 2013, including any interest due thereon. The Company intends to use the remaining net proceeds from the issuance of the Notes for general corporate purposes, which may include pension contributions of up to $165 million, additions to working capital, capital expenditures, repayment of debt, the financing of acquisitions, joint ventures and other business combination opportunities or stock repurchases.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture and the Third Supplemental Indenture. The Indenture was filed as Exhibit 4(C) to the Company’s Registration Statement on Form S-3 filed with the Commission on January 6, 1994, and such exhibit is incorporated herein by reference. The Third Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A form of Note is included in Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel as to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit

4.1	Third Supplemental Indenture

4.2	Form of 4.450% Senior Notes due 2023

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carpenter Technology Corporation

Date: February 26, 2013	By:	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Third Supplemental Indenture

4.2	Form of 4.450% Senior Notes due 2023

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto)